UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 20, 2012

TGR Financial, Inc.

(Exact name of registrant as specified in its charter)

Florida	333-182414	45-4250359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3560 Kraft Road, Naples, Florida	34105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (239) 348-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On July 20, 2012, First National Bank of the Gulf Coast (the “Bank”), acquired specified assets and assumed specified liabilities of The Royal Palm Bank of Florida, a Florida-chartered bank headquartered in Naples, Florida (“Royal Palm”), from the Federal Deposit Insurance Corporation (the “FDIC”), as receiver for Royal Palm (the “Acquisition”). On September 25, 2012, the Bank became a wholly owned subsidiary of TGR Financial, Inc., a Florida corporation (the “Company”), in a reorganization transaction which was registered under the Securities Act of 1933, as amended, on a Form S-4 Registration Statement (File No. 333-182414), filed with and declared effective by the Securities and Exchange Commission (the “SEC”). The Company is subject to certain reporting requirements under Section 15(d) of the Securities Exchange Act of 1934, as amended, and, accordingly, is filing this Current Report on Form 8-K (this “Report”) to supply the information required to be reported in connection with the Acquisition.

By letter dated August 17, 2012, the SEC staff granted the Company’s written request for relief from the requirements to file financial statements of Royal Palm and related pro forma financial information otherwise required under Rule 8-04 and Rule 8-05 of Regulation S-X. The relief was granted in accordance with the guidance provided in the SEC Codification of Staff Accounting Bulletin Topic 1:K, Financial Statements of Acquired Troubled Financial Institutions (“SAB 1:K”). SAB 1:K provides relief from the requirements of Rule 8-04 and Rule 8-05 of Regulation S-X under certain circumstances, including in a transaction, such as the Acquisition, where a registrant acquires a “troubled financial institution” (as defined in SAB 1:K) for which audited financial statements are not reasonably available and in which federal assistance is so pervasive as to substantially reduce the relevance of such information to an assessment of the registrant’s future operations. The SEC staff granted the request for relief on the condition that the Company provide the information and disclosures included in this Report.

Forward-Looking Statements

This Report may contain, or incorporate by reference, statements which may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements usually include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management of the Company that could cause actual results to differ materially from those in forward-looking statements include the Company’s ability to efficiently integrate the Acquisition into its operations, retain Royal Palm’s customers and grow the acquired franchise, significant fluctuations in interest rates, inflation, economic recession, significant changes in the federal and state legal and regulatory environment, significant underperformance in the Company’s portfolio of outstanding loans, competition in the Company’s markets, and risks inherent in FDIC-assisted transactions and other possible acquisitions. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On July 20, 2012 (the “Closing Date”), the Florida Office of Financial Regulation closed Royal Palm and appointed the FDIC as receiver. That same date, the Bank assumed approximately $78 million of Royal Palm’s deposits and acquired approximately $80 million in assets from the FDIC under a whole-bank Purchase and Assumption Agreement (the “Agreement”) without loss share. The Bank did not pay the FDIC a premium to assume the deposits, and the assets were acquired at a discount to Royal Palm’s historical book value as of July 20, 2012 of approximately $19.3 million, subject to customary adjustments. The Acquisition included all three branch offices of Royal Palm, although the physical branch locations and leases were not immediately acquired by the Bank in the Acquisition.

The estimated fair values of the assets acquired and liabilities assumed in the Acquisition, as set forth in the discussion below, were determined based on the requirements of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 820, “Fair Value Measurements and Disclosures.” The Audited Statement of Assets Acquired and Liabilities Assumed by the Bank at July 20, 2012, and the accompanying notes thereto, are attached hereto as Exhibit 99.1 and incorporated herein by reference (the “Audited Statement”). These fair value amounts are based on information currently available to the Company and are subject to change for up to one year after the closing date of the Acquisition as additional information relative to fair values as of July 20, 2012 becomes available. The amounts are also subject to adjustments based upon final settlement with the FDIC. In addition, the tax treatment of FDIC-assisted acquisitions is complex and subject to interpretations that may result in future adjustments of deferred taxes as of the date of the Acquisition.

As of the Closing Date, the Bank acquired assets with a fair value of $79 million and assumed liabilities with a fair value of $78 million. The following table sets forth the fair values of the assets acquired and liabilities assumed by the Bank in the Acquisition as of July 20, 2012:

(dollars in thousands)	July 20, 2012
Assets Acquired:
Cash and due from banks	$8,281
Interest earning balances due from banks	9,383

Total cash and cash equivalents	17,664

Securities available-for-sale	1,778
Federal Home Loan Bank stock	154
Loans	38,807
Other real estate owned	3,149
Core deposit intangible	101
Receivable from FDIC	17,152
Interest receivable and other assets	244

Total assets acquired	$79,049

Liabilities Assumed:
Noninterest-bearing demand deposits	$16,546
Interest-bearing liabilities:
Money market	23,542
NOW	7,270
Savings	4,526
Certificates of deposit greater than $100,000	12,816
Certificates of deposit $100,000 or less	12,841

Total deposits	77,541

Other liabilities	628

Total liabilities assumed	78,169

Stockholders’ Equity:
Bargain purchase gain, net of deferred taxes	880

Total stockholders’ equity	880

Total liabilities and stockholders’ equity	$79,049

In connection with the Acquisition, the FDIC agreed to pay the Bank an asset discount bid of approximately $19.3 million. This was a whole bank purchase with no loss share. Additionally, there was no premium paid for deposits.

Under the Agreement, the Bank has an option, exercisable for 90 days following the closing of the Acquisition, to acquire at fair market value any bank premises that were owned by, or assume any leases relating to bank premises leased by, Royal Palm (including ATM locations). The Bank is currently reviewing Royal Palm’s bank premises and related leases. In addition, the Bank has an option to assume or reject any service provider contracts with Royal Palm. The expiration date of this option is October 18, 2012.

The Acquisition resulted in a net gain of $880,000, after the establishment of a deferred tax liability of $531,000. At June 30, 2012, the Company was in a cumulative net loss position and a full valuation reserve had been established for its net deferred tax asset. An updated analysis of the effect on the Company’s deferred tax status will be disclosed in its Annual Report on Form 10-K for the fiscal year ending December 31, 2012. The foregoing gain is considered bargain purchase gain under FASB ASC Topic 805, “Business Combinations” (“ASC 805”), since the total acquisition-date fair value of the identifiable net assets acquired exceeds the fair value of the consideration transferred. The Company will recognize this gain as non-interest income in the Company’s consolidated statements of operations for the three and nine months ended September 30, 2012.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of the businesses acquired.

Discussion

As described in Item 2.01 above, on the Closing Date, the Bank acquired certain assets, and assumed substantially all of the deposits and certain liabilities, of Royal Palm pursuant to the Agreement. A narrative description of the anticipated effects of the Acquisition on the Company’s financial condition, liquidity, capital resources and operating results is presented below. This discussion should be read in conjunction with the historical financial statements and the related notes of the Bank, which are included in the Company’s Form S-4 Registration Statement filed with the SEC, and the Audited Statement of Assets Acquired and Liabilities Assumed, which is attached hereto as Exhibit 99.1 (the “Audited Statement”).

The Company has determined that the acquisition of the net assets of Royal Palm constitutes a business acquisition as defined by the Business Combinations topic of the FASB ASC. Accordingly, the assets acquired and liabilities assumed as of July 20, 2012, are presented at their fair values in the table below as required by that topic. In many cases, the determination of these fair values required management to make estimates about discount rates, expected cash flows, market conditions and other future events that are highly subjective in nature and subject to change. The amount that the Company realizes on these assets could differ materially from the carrying value reflected in the attached Audited Statement primarily as a result of changes in the timing and amount of collections on the acquired loans in future periods. The acquisition was completed without a loss sharing agreement. Additionally, the Company and the FDIC are engaged in ongoing discussions that may impact which assets and liabilities are ultimately acquired or assumed by the Company and/or the purchase price.

The Royal Palm acquisition increased the Company’s total assets and total deposits, which are expected to positively affect the Company’s long-term operating results, as the Company earns more from interest earned on its loans and investments than it pays in interest on deposits and other borrowings. The ability of the Company to successfully collect interest and principal on loans acquired will also impact the Company’s cash flows and operating results.

On July 20, 2012, Royal Palm’s three locations re-opened as First National Bank of the Gulf Coast, a wholly owned subsidiary of the Company.

The Company expects to incur acquisition and integration costs of approximately $787,000 related to this transaction.

Financial Condition

In the Acquisition, the Company purchased approximately $54 million in loans with a fair value of approximately $39 million. Other real estate acquired, with a book value of $5.7 million, had an estimated fair value of $3.1 million on the Closing Date.

The Company acquired $17.7 million in cash and cash equivalents and $1.8 million in securities at fair value. Securities totaling approximately $1.2 million subsequently matured or were sold during the third quarter of 2012 with the Company realizing a net loss on the corresponding sales of approximately $3,000.

The following table presents information with respect to the carrying value of certain earning-assets acquired, as well as their principal amount and average effective yield and term, and the amounts of acquired loans with credit-related impairment that are accounted for in accordance with the provisions of the FASB Codification Topic 310-30: “ Loans and Debt Securities Acquired with Deteriorated Credit Quality,” formerly SOP 03-3, “Accounting for Certain Loans or Debt Securities Acquired in a Transfer.”

(dollars in thousands)	Royal Palm Book Value	Fair Value Adjustments	Fair Value	Average Months to Maturity	Weighted Average Effective Yield
Interest bearing deposits with banks	9,383	—	9,383	—	0.25%
Investment securities	1,778	—	1,778	105	1.74%

Loans
Without credit deterioration
Commercial	1,456	(55)	1,401	17	5.51%
Commercial real estate	8,517	(234)	8,283	23	5.60%
Residential	9,470	(541)	8,929	215	5.89%
Home equity	571	(40)	531	91	5.97%
Consumer	31	—	31	134	6.06%

Total loans without credit deterioration	20,045	(870)	19,175	142	5.74%

With credit deterioration
Commercial	46	(22)	24	33	7.90%
Commercial real estate	26,473	(11,600)	14,873	33	8.17%
Residential	7,226	(2,579)	4,647	79	8.45%
Home equity	221	(133)	88	72	8.41%
Consumer	34	(34)	—	78	0.00%

Total loans with credit deterioration	34,000	(14,368)	19,632	50	8.24%

Total loans	54,045	(15,238)	38,807	104	7.01%

Total earning assets	65,206	(15,238)	49,968

In the Acquisition, the Company assumed an estimated fair value of $78 million in deposits. The Company did not assume any FHLB advances, security repurchase agreements, or any other borrowings. Based on pricing strategies discussed in more detail in the Liquidity and Capital Resources section on the following page of this Report, Royal Palm’s deposit balances had declined to approximately $69 million at September 20, 2012, representing approximately 16% of the Company’s total deposits at September 20, 2012.

In its assumption of the deposit liabilities, the Company believed customer relationships associated with these deposits had intangible value, although this value was anticipated to be modest given the nature of the deposit accounts and the anticipated rapid account run-off since realized. The Company applied ASC Topic 805, which prescribes the accounting for other intangible assets such as core deposit intangibles, in a business combination. The Company determined the estimated fair value of the core deposit intangible asset totaled $101,000, which will be amortized over an estimated economic life of five years. In determining the valuation amount, deposits were analyzed based on factors such as type of deposit, deposit retention, interest rates, age of deposit relationships, and the maturities of time deposits.

Future amortization of this core deposit intangible asset over the estimated life will decrease results of operations. Since amortization is a noncash item, it will have no effect upon future liquidity and cash flows. For the calculation of regulatory capital, this core deposit intangible asset is disallowed and is a reduction to equity capital. The disallowment of this intangible asset will not materially adversely affect the Company’s regulatory capital ratios.

The core deposit intangible asset is subject to estimates by management of the Company related to the value and the life of the asset. These estimates could change over time. The Company will review the valuation of this asset periodically to ensure that no impairment has occurred. If any impairment is subsequently determined, the Company will record the impairment as an expense in its consolidated statement of operations.

Operating Results and Cash Flows

The Company’s management has from time to time become aware of acquisition opportunities and has performed various levels of review related to potential acquisitions in the past. This Acquisition was attractive to the Company for a variety of reasons, including:

•	attractiveness in the pricing of the acquired loan portfolios;

•	opportunity to enter the Marco Island, Florida market;

•	expanded presence in Collier County; and

•	opportunities to enhance income.

The Company believes that the Acquisition will improve its net interest income, as the Company earns more interest on its loans and investments than it pays in interest on deposits and borrowings. The Company expects that the Acquisition will positively affect its operating results in the third quarter of 2012, due primarily to the bargain purchase gain realized on the transaction. The Company believes the Acquisition will begin to positively impact its consolidated results of operations in the fourth quarter of 2012 and beyond, when all duplicate Royal Palm technology systems and the corresponding costs to operate those systems are expected to be eliminated upon the conversion of Royal Palm’s systems into the Company’s core platform.

Liquidity and Capital Resources

The Company believes that its liquidity position was not significantly impacted as a result of the Acquisition. The Company acquired $18 million in cash and cash equivalents as well as $1.8 million of investment securities at fair value. In addition, subsequent to the acquisition date, the Company received approximately $17 million in cash from the FDIC, representing the net difference between the assets acquired and the liabilities assumed adjusted for the discount the Company received for the transaction. Approximately $1.2 million of the acquired Royal Palm securities matured or were sold subsequent to the Acquisition.

Deposits in the amount of $78 million were assumed in the transaction. Of this amount, $24 million, or 31%, were in the form of highly liquid transaction accounts. Certificates of deposit, savings and money market deposits comprised $54 million of total deposits, or 69%.

As permitted by the FDIC, the Bank had the option to re-price the acquired deposit portfolios to current market rates within seven days of the Acquisition. In addition, the depositors had the option to withdraw funds without penalty. The Bank elected to re-price certain retail and Internet time deposits totaling $3.7 million and $5.4 million, respectively. Management anticipated deposit run-off resulting from the re-pricing and as of September 18, 2012, a total of $344,000 retail and $4.8 million Internet time deposits had been withdrawn without penalty.

Below are the capital ratios for the Bank as of June 30, 2012:

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
As of June 30, 2012:
Total capital (to risk weighted assets):	$61,738	20.88%	$23,659	8.00%	$29,574	10.00%
Tier I capital (to risk weighted assets):	58,033	19.62	11,830	4.00	17,744	6.00
Tier I capital (to average assets):	58,033	11.77	19,724	4.00	24,655	5.00

The Bank expects to remain “well-capitalized” under the regulatory framework after taking into consideration the results of the Acquisition.

Financial Statements

The following financial statements are attached hereto as Exhibit 99.1 and incorporated by reference into Item 9.01(a) of this filing:

Report of Independent Registered Public Accounting Firm

Statement of Assets Acquired and Liabilities Assumed at July 20, 2012

Notes to Statement of Assets Acquired and Liabilities Assumed

(b) Pro Forma Financial Information.

In accordance with the relief granted to the Company in a letter dated August 17, 2012 from the staff of the Division of Corporation Finance of the SEC and the guidance provided in Staff Accounting Bulletin Topic 1:K, Financial Statements of Acquired Troubled Financial Institutions (“SAB 1:K”), the Company has omitted certain financial information of Royal Palm required by Rule 8-04 and Rule 8-05 of Regulation S-X. SAB 1:K provides relief from the requirements of Rule 8-04 and Rule 8-05 of Regulation S-X under certain circumstances in which the registrant engages in an acquisition of a troubled financial institution for which historical financial statements are not reasonably available and in which federal assistance is an essential and significant part of the transaction. Instead, as permitted by the relief letter, the Company has provided a Statement of Assets Acquired and Liabilities Assumed pursuant to this guidance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed its behalf by the undersigned, thereunto duly authorized.

Date: October 3, 2012	By:	/s/ Robert T. Reichert
Robert T. Reichert
Senior Executive Vice President and Chief Administrative Officer (principal financial officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Report of Independent Registered Public Accounting Firm; Statement of Assets Acquired and Liabilities Assumed at July 20, 2012; Notes to Statement of Assets Acquired and Liabilities Assumed.